Exhibit 10.3

UNANIMOUS CONSENT IN LIEU OF A SPECIAL

MEETING OF DIRECTORS OF

VOCODIA HOLDINGS CORP.

The undersigned, being all of the directors of VOCODIA HOLDINGS, CORP., a corporation of the State of Wyoming (the “Corporation”), do hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and do hereby consent to the following actions of this Corporation, which actions are hereby deemed affective as of the date hereof:

RESOLVED: That the officers of this Corporation are authorized and directed to issue two $120,000.00 promissory notes (the “Notes”) to CLEARTHINK CAPITAL PARTNERS, LLC, which provides, upon an event of default, conversion features equal features equal to a fixed price of $0.0025 per share (the “Fixed Price”), provided that if the Company has a closing price below the Fixed Price for a period of 5 consecutive days, then the Fixed Price will adjust the price and shall reset to the lowest trading price of the Corporation’s Common Stock during the default period. The Note shall bear guaranteed interest at a rate of 10% per annum, and become due and payable on October 15, 2026; and

RESOLVED FURTHER: That the Company shall issue to CLEARTHINK CAPITAL PARTNERS, LLC 250,000,000 shares of Common Stock as additional consideration for entering into the STRATA agreement; and

RESOLVED FURTHER: That the officers of this corporation are authorized and directed to execute transfer agent instructions with the Company’s transfer agent to irrevocably reserve (100,000,000) shares of the Company’s Common Stock with the transfer agent for the benefit of CLEARTHINK CAPITAL PARTNERS, LLC for conversion of the above aforementioned Notes and to reserve two times the discounted amount of the Note at all times along; and

RESOLVED FURTHER: that each of the officers of the Corporation be, and they hereby are, authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate of the purpose of carrying out the intent of the foregoing resolutions and the transactions contemplated thereby; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as all of the directors of VOCODIA HOLDINGS CORP.

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Dated: ______________________